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                        AMES DEPARTMENT STORES, INC.                Exhibit 20
                        OCTOBER  RESULTS VS. PLAN                   Page 1 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)
                             October, 1997          Fiscal 1997 Year-to-Date
                      --------------------------  -----------------------------
                                           Last                           Last
                       Actual  Plan (a)    Year     Actual  Plan (a)      Year
                      -------- -------- --------  --------- --------- ---------
INCOME SUMMARY:
Net Sales              $178.4   $176.4   $174.1   $1,463.7  $1,480.0  $1,454.7

FIFO  Margin     $       51.6     49.5     48.7      409.6     401.8     394.8
      Margin     %       28.9%    28.1%    28.0%      28.0%     27.1%     27.1%

Total Expenses          (46.6)   (45.4)   (46.2)    (406.7)   (408.0)   (399.0)

Other Income              2.3      2.3      2.4       20.1      20.0      20.0
                      -------- -------- --------  --------- --------- ---------
EBITDA                    7.3      6.4      4.9       23.0      13.8      15.8

Dep and Amort (net)      (1.1)    (0.7)    (0.4)      (5.9)     (5.8)     (3.7)
Net Interest Expense     (1.4)    (1.8)    (2.0)      (9.4)    (11.3)    (15.3)
Other Income (Expense)      -        -        -       (0.1)        -       0.2
Non-Cash Income Tax
   (Provision) Benefit   (1.6)    (1.3)    (0.7)      (2.6)      1.1       0.9
                      -------- -------- --------  --------- --------- ---------
Net Income (Loss)        $3.2     $2.6     $1.8       $5.0     ($2.2)    ($2.1)
                      ======== ======== ========  ========= ========= =========


                                                    Balance at End of Period
                                                  -----------------------------
                                                                        Last
                                                   Actual   Plan (a)    Year
                                                  --------- --------- ---------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                            $18.7     $24.2     $20.6
Merchandise Inventories, LIFO                        585.2     570.7     558.7
Other Current Assets                                  61.7      54.8      60.7
                                                  --------- --------- ---------
      Total Current Assets                           665.6     649.7     640.0
Net Fixed Assets                                      82.4      81.0      63.6
Other Long-Term Assets                                 6.6       4.1       4.8
                                                  --------- --------- ---------
      Total Assets                                  $754.6    $734.8    $708.4
                                                  ========= ========= =========

Trade Accounts Payable                              $239.2    $232.2    $218.4
Short-Term Debt (Revolver)                           137.7     155.0     141.5
Other Current Liabilities                            165.9     154.2     166.6
                                                  --------- --------- ---------
      Total Current Liabilities                      542.8     541.4     526.5

Long-Term Debt                                         9.3       9.3      12.6
Other Long-Term Liabilities                           35.4      31.3      32.7

Unfavorable Lease Liability                           15.7      15.1      17.4
Fresh-start Excess Net Assets (Negative Goodwill)     31.7      31.7      37.9

Paid-In-Capital                                       95.1      88.5      81.0
Retained Earnings (Deficit)                           24.6      17.5       0.3
                                                  --------- --------- ---------
      Total Stockholders' Equity                     119.7     106.0      81.3
                                                  --------- --------- ---------
      Total Liabilities & Equity                    $754.6    $734.8    $708.4
                                                  ========= ========= =========

  (a) As reported on Form 8-K dated August 7, 1997

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on sale of properties.


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